Exhibit 10.3

PUBLIC DEED OF PURCHASE AND SALE OF REAL ESTATE PROPERTY

On December 5, 2025, in this City and Municipality of Cornélio Procópio, State of Paraná, Federal Republic of Brazil, there came before me, Vitor Pacheco Galego, the parties below (jointly referred to as “Parties” or, individually, as “Party”) mutually agreed, namely:

(A) On one side, as seller, hereinafter referred to simply as “Seller”:

VISÃO PARTICIPAÇÕES LTDA., limited liability company, headquartered in the City of Cornélio Procópio, State of Paraná, at Avenida Agostinho Ducci, No. 280, Bairro Parque Industrial, Zip Code 86.300-000, enrolled in the CNPJ under No. 08.369.012/0001-08 , with its consolidated articles of association dated October 11, 2006, registered at JUCEPAR under NIRE 41.205.803.346, herein represented in accordance with its articles of association by Irineu Minato, Brazilian citizen, married, bearer of the of the identity card (“RG”) No. 3.987.602-7-SSP/PR and enrolled in the CPF under No. 581.102.089-91, and Raimundo Minato, Brazilian citizen, married, bearer of the of the RG No. 3.195.986-1-SSP/PR and enrolled in the CPF under No. 524.377.449-91, both with commercial address in the place of business of the company; and

(B) On the other side, as purchaser, hereinafter referred to simply as “Purchaser”:

COMTRAFO INDÚSTRIA DE TRANSFORMADORES ELÉTRICOS S/A, a corporation (sociedade anônima), headquartered in the City of Cornélio Procópio, State of Paraná, at Avenida Agostinho Ducci, No. 280, Parque Industrial I, Zip Code 86.300-000, enrolled in the CNPJ under No. 00.138.806/0001-40 , with its Bylaws dated 12/31/2004, registered at JUCEPAR under NIRE 41300075808, herein represented in accordance with its Bylaws by Ademar Minato, Brazilian citizen, married, bearer of the of the identity card (“RG”) No. 1.302.052-4 SSP/PR and enrolled in the CPF under No. 338.098.159-40, and Raimundo Minato, Brazilian citizen, married, bearer of the of the RG No. 3.195.986-1 SSP/PR and enrolled in the CPF under No. 524.377.449-91, both with commercial address in the place of business of the company.

Those presents were identified by me, the authorized clerk, for the documents presented in the original and whose capacity I recognize. Then, in the manner represented, the contracting parties declared to have contracted the legal transaction of sale and purchase that shall be formalized by means of the following clauses, terms and conditions.

I. SUBJECT MATTER

1.1. Identification of the Property. The Seller is the legitimate owner and sole possessor, with fair title and possession, of the property located at Parque Industrial I, Lot No. S/5 of Block No. 406, located in Parque Industrial I, in the city of Cornélio Procópio, State of Paraná, with land area of 1,401.80 sq.ms, within the following boundaries and confrontations: “Corner lot of irregular shape, whose demarcation begins at point 0=PP (starting point), fixed on Rua Joaquim Vallim dos Reis at the boundary with Copel’s High Voltage Strip. From this point, it proceeds in a straight line along the property alignment of Avenida Agostinho Ducci, with a magnetic bearing of SW 70°20’ NE, for a distance of 57.50 meters up to marker No. 1, fixed on the alignment of Avenida Agostinho Ducci, in this section bordering Copel’s High Voltage Strip. From this point, turning right, it proceeds in a straight line along the alignment of Avenida Agostinho Ducci with a magnetic bearing of SE 50°44’ NW for a distance of 47.50 meters up to marker No. 2. From this point, it follows a curved line for 12.30 meters up to marker No. 3, fixed on the alignment of Rua Joaquim Vallim dos Reis. From this point, it proceeds in a straight line along the alignment of Rua Joaquim Vallim dos Reis with a magnetic bearing of S 80°20’ NE for 43.00 meters until reaching marker 0=PP (starting point), thus closing the perimeter, with a total area of 1,401.80 square meters.”

The property is registered under Real Estate Registry No. 7,699 (seven thousand six hundred and ninety-nine), with the 1st Real Estate Registry Office of the District of Cornélio Procópio/PR (“Property”).

1.2. Form of Acquisition. The Property was acquired by the Seller pursuant to Public Deed of Purchase and Sale, recorded under No. R-2 on the aforementioned Registry No. 7,699, with the 1st Real Estate Registry Office of the District of Cornélio Procópio/PR.

1.3. Municipality’s Enrollment. The Property is registered with the Municipality of Cornélio Procópio, State of Paraná, under No. 15214 – Registration: 01.01.005.0051.0005.0001.1.

II. PURCHASE AND SALE

2.1. Purchase and Sale. By this Deed and pursuant to law, the Property object of this Deed is sold to the Purchaser, subject to any applicable representations, warranties, and covenants, on an as is, where is and on an ad corpus basis at the fixed and total price of BRL 2,059,217.71 (“Purchase Price”), fully received by Seller as stated below. Except for the exceptions provided in Section III below, Buyer acquires the Property as is, with its liabilities, rights, obligations, risks and opportunities on an as is basis.

2.2. Form of Payment. The Purchase Price shall be fully paid by Purchaser within 5 (five) days following this date by means of a bank deposit via Available Electronic Transfer – TED by Purchaser, sent to Banco Santander (033), branch 1282, checking account No. 130698411, owned by Seller.

2.3. Release and Transmission of Rights over the Property. In view of Section 2.1 above, upon the effective receipt of the Purchase Price, the Seller shall give release on behalf of Purchaser in relation to the payment of the Purchase Price. In view of Section 2.1 above, The Seller hereby transfer the Property, assigning and transferring the ownership and all rights and actions it had and exercised over the Property, as is, undertaking for itself and its successors to always cause this sale to be good, valid and firm, responding to eviction in form of the applicable law.

2.4. Transfer of Possession of the Property. On this date, the Purchaser is vested in the possession of the Property by Seller, free and unimpeded of persons and things. As from this date, Purchaser shall be responsible for the payment of all taxes, expenses, fees and other charges related or that come to be related to the Property, provided that they have a triggering event after this date. The payment of taxes, expenses, fees and other charges that have a triggering event prior to the date of execution of this Deed, even if charged and/or assessed in the future, will be the exclusive responsibility of the Seller.

2.5. Default on payment of the Purchase Price. In case of breach of the payment obligation provided for in Section 2.1, the Purchaser shall pay to the Seller a non-compensatory penalty of fifteen percent (15%) over Purchase Price plus a default penalty interest corresponding to the SELIC Rate over the total amount in default per month, calculated pro rata temporis, counting from the date the amount was due until the date of its effective payment.

III. ADDITIONAL OBLIGATIONS

3.1. Additional Obligation (IPTU Debts). The Seller represents and warrants that it is currently engaged in discussions and administrative and/or judicial proceedings with the Municipal Government relating to (i) a request for IPTU exemption for the Property; and (ii) the assessment, charging or collection of IPTU amounts allegedly arising from periods prior to the Seller’s adjudication of the Property, which, according to the Municipality, may pertain to former owners or prior possessors. The Seller further represents that such discussions arise directly from the adjudication process through which the Seller acquired title to the Property, and that the Seller maintains sole responsibility for the conduct, strategy, follow-up and resolution of any such matters.

3.2 The Seller hereby undertakes to pursue, at its own exclusive cost, account, risk and expense, all administrative or judicial discussions, filings, defenses, appeals, manifestations and other measures necessary or advisable in connection with such IPTU matters described in this Section 3.1, including any ancillary proceedings, clarifications, rectifications or negotiations with the Municipal authorities. Under no circumstance shall the Purchaser be required to participate in, bear costs of, or assume responsibility for any such proceedings or historical IPTU liabilities.

IV. EXPENSES AND REGISTRATION

4.1. Drawing-Up and Registration Expenses. The Purchaser shall be responsible for the payment of the costs and fees due as a result of the execution and necessary registrations and annotations related to this Deed, as well as for the payment of the Real Estate Transfer Tax (ITBI) applicable for the transaction embodied in this Deed.

4.2. Authorization to the Real Estate Registry Office for Registration. The Parties hereby: (i) authorize the Officer of the competent Real Estate Registry Office to perform all acts necessary for the registration of this Deed; and (ii) undertake to sign all documents that may eventually be necessary to comply with any requirement formulated by the competent Real Estate Registry Office, as well as to present all documents and information reasonably requested, and promptly adopt all measures necessary for its execution.

4.3. Power of Attorney. For purposes of Section 4.2 above, the Sellers hereby, irrevocably and irreversibly, in the form of art. 684 of the Brazilian Civil Code, appoints and constitutes Purchaser as its attorney-in-fact, with specific powers to represent it before any Public Notary and the 1st Real Estate Registry Office of Cornélio Procópio, being able to request, execute, sign, register and annotate instruments and/or requirements, public or private, to make possible, as necessary, the registration of this Deed with the 1st Real Estate Registry Office of Cornélio Procópio.

4.4. Brokerage. The Parties state that there is no commission, remuneration, payment or obligation that is due by any of the Parties as brokerage for the purposes of any of the operations contemplated in this Deed.

V. MISCELLANEOUS

5.1. Notices. The notices, subpoenas and summons to be sent to the Parties regarding the obligations hereunder shall be made in writing, by e-mail or by mail, with return receipt (“RR”), to the addresses described below and shall be deemed to have been delivered on the dates of the sending of the e-mail and/or of the respective acknowledgments of receipt:

If to Purchaser:

Adress: City of Cornélio Procópio, State of Paraná, at Avenida Agostinho Ducci, No. 280, Parque Industrial 1, ZIP Code 86.300-000.

At.: Irineu Minato / Ademar Minato

E-mail: ***

If to Seller

Address: City of Cornélio Procópio, State of Paraná, at Avenida Agostinho Ducci, No. 280, Bairro Parque Industrial, ZIP Code 86.300-000.

At.: Irineu Minato / Matheus Minato

E-mail: ***

5.2. Change of Address. In case of change of address, the Parties shall notify such fact to the other Party, under penalty of any summons, subpoena or notification sent to the previous address being deemed valid.

5.3. Entire Agreement. This Deed contains all obligations and understandings between the Parties with regard to the purchase and sale of the Property and shall replace all discussions, negotiations and prior agreements, if any, between them, and neither Party shall be bound to any conditions, definitions, understandings, representations or warranties, except as expressly set out or referred to herein.

5.4. Independence of the Provisions. The invalidity or unenforceability, in whole or in part, of any provision of this Deed shall not affect the others, which shall remain valid and effective, to the extent that this Deed shall not be substantially impaired.

5.5. Absence of Novation. The waiver of any right arising from this Deed shall not be presumed, either by the lack of its exercise, or by the eventual acceptance of noncompliance with the clauses or conditions of this Deed, and the Parties may at any time exercise their rights or require the full compliance with the obligations set forth herein.

5.6. Relative Effect. Nothing expressed or implied in this Deed is intended, or shall be interpreted, to confer upon a person other than the Parties and their respective successors and permitted assigns, any right or claim.

5.7. Anti-corruption. The Parties declare, by themselves and their affiliates, representatives, shareholders, employees or subcontractors, that comply and enforce compliance with the applicable rules that deal with acts of corruption and harmful acts against the public administration, in the form of Law No. 12,846/2013, to the extent that (a) they maintain internal policies and procedures that ensure full compliance with such rules; (b) they have given and will continue to give full knowledge of such rules to all professionals with whom they come to relate; and (c) they have abstained and will continue to abstain from practicing acts of corruption and/or acting in a manner harmful to the public administration, domestic or foreign, in their own interest or for their own benefit, whether exclusive or not.

5.8. Interpretation. (a) The headings and titles in this Deed are inserted merely for convenience of reference and shall not limit or affect the meaning of the applicable Sections, Chapters, paragraphs or articles therein. (b) The terms “including”, “particularly” and other similar terms shall be interpreted as if accompanied by the expression “among others”. (c) Whenever required by the context, the definitions contained in this Deed shall apply in the singular as well as in the plural; and the masculine gender shall include the feminine gender (and vice versa). (d) References to legal provisions or rules shall be interpretated as references to the provisions as respectively amended, extended, consolidated, restated or repealed. (e) All references to persons shall also include, if applicable, their successors, heirs, beneficiaries and permitted assigns.

5.9. Enforceable Title. This Deed constitutes extrajudicial enforcement instrument for all effects of article 784, items II and III of the New Code of Civil Procedure. The Parties hereby agree that all obligations assumed hereunder are subject to specific performance, under the terms of articles 497, 536 and 815 of the New Code of Civil Procedure.

5.10. Applicable Law. This Deed shall be executed and construed in accordance with the Brazilian laws.

5.11. Election of Forum. The Parties elect the Central Forum of Cornélio Procópio, State of Paraná, to the exclusion of any other, regardless of how privileged it may be or will be, as the only one competent to resolve any doubts arising from this Deed.

VI. DOCUMENTS

6.1. Documents. The following documents are part of this Deed, as if they were fully transcript herein: a) Certificate of No Encumbrances: Full-content certificate of Property Registry No. 7,699, provided in reprographic form by the 1st Real Estate Registry Office of the District of Cornélio Procópio/PR, dated December 4, 2025. This certificate was requested for the preparation of this Deed and serves as evidence of ownership, rights, encumbrances, and real burdens or restrictions on the Property, in accordance with §11 of Article 19 of Law No. 6,015/1973, as amended by Article 11 of Law No. 14,382/2022.

b) Municipal Tax and Debt Certificates: Negative municipal tax certificate No. 9681, relating to Property No. 15214 – Municipal Registry No. 01.01.005.0051.00005.00001.1, Block: 406 – Lot: S-5, Address: Avenida Agostinho Ducci, 181 – Neighborhood: Parque Industrial. Issued online on December 4, 2025, at 16:10, valid until January 3, 2026. Certificate control code: CWMMULRUYNSSQVT1.

c) State Tax and State Active Debt Certificate: Negative certificate No. 038553123-20, issued for CNPJ/Tax ID No. 08.369.012/0001-08, issued online by the State Treasury Department of Paraná on December 4, 2025, at 15:03:56, valid until April 3, 2026.

d) Federal Tax Debts and Federal Active Debt Certificate: Positive certificate with negative effects of debts issued in the name of Visão Participações Ltda – CNPJ: 08.369.012/0001-08, issued on December 4, 2025, at 10:58:12, valid until June 2, 2026. Certificate control code: 4287.ACB2.DC33.B6A4. A copy of the referenced negative certificate is filed under No. 058, folder No. 07, of the archive of INSS certificates.

e) Labor Claims Certificates (TRT9): Labor claims certificate issued in the name of CNPJ: 08.369.012/0001-08, dated December 4, 2025, at 11:01. Verification code: 68.512.683.489.

f) Labor Debts Certificate (TST): Negative labor debt certificate No. 75022487/2025, issued in the name of Visão Participações Ltda, dated December 4, 2025, at 11:02:15, valid until June 2, 2026.

VII. REAL ESTATE TRANSFER TAX (ITBI)

7.1. ITBI. ITBI Guide No. 1410/2025, in the amount of R$ 41,184.35, issued by the Municipal Government of Cornélio Procópio on December 5, 2025, with due date on December 23, 2025, referring to the property located at Avenida Agostinho Ducci, 181, Industrial Park, Lot S-5, Block 406, in this city of Cornélio Procópio/PR, Municipal Property Registration No.: 01.01.005.0051.0005.0001.1, taxable base amount R$ 2,059,217.71. Taxpayer: Comtrafo Indústria de Transformadores Elétricos S.A. – CNPJ: 00.138.806/0001-40, Cornélio Procópio–PR.

VIII. UNAVAILABILITY

8.1. No Unavailability. In compliance with Article 14 of Provision No. 39/2014 of the National Judicial Oversight Office (Corregedoria Nacional de Justiça), searches were conducted in the Central Registry of Asset Unavailability at https://www.indisponibilidade.org.br, as evidenced by the following consultation codes: HASH: d4yigxo2e8 / HASH: gzgeitgng1 all of which returned negative results.

The parties further declared that they authorize the Officer of the competent Real Estate Registry to proceed with all registrations, annotations, and cancellations that, in light of this Deed, may become necessary or appropriate. A Declaration of Real Estate Transactions (Declaração sobre Operações Imobiliárias – DOI), pursuant to the applicable Instruction of the Brazilian Federal Revenue Secretariat, will be issued by this Notarial Office within the legal deadline.

The grantors and the grantee additionally declare that they consent to the processing of their personal data for a specific purpose in accordance with Law No. 13,709 – LGPD (Brazilian General Data Protection Law), acknowledging that this instrument may be reproduced upon the request of any interested party, regardless of the express authorization of the grantors or the grantee, as it constitutes a public instrument pursuant to Article 16 of Law No. 6,015/73.

And being so instructed, and having requested its execution, I drafted this Deed of Compliance pursuant to Article 675 of the Normative Code of the General Judicial Oversight Office of this State. Once completed, the instrument was read aloud to the parties, who found it accurate, accepted it, and signed it, expressly declaring that they waive the presence of witnesses, under Chapter VI, Section III, Article 676 of the Normative Code of the General Judicial Oversight Office of this State. Protocol No. 356/2025, dated December 5, 2025, from the “General Protocol” book of this Notarial Office.

Before me, (a.), Notary Public, who drafted, typed, and signed it in the exercise of my duties and under the faith of my office.

(aa.) Irineu Minato, Representative; Raimundo Minato, Representative; and Ademar Minato, Representative. Vitor Pacheco Galego, Notary.

I, Vitor Pacheco Galego, Notary Public, who drafted, typed, and signed it in the exercise of my duties and under the faith of my office. /s/ Vitor Pacheco Galego, Notary